EXHIBIT 99.33

April 30, 2009

Matt Behrent
Executive Vice President, Corporate Development EDCI Holdings, Inc.
1755 Broadway, 4th Fl. New York, NY 10019

RE: EDCI Holdings, Inc. et al. v. Michael Klinger

Dear Matt:

It has come to my attention that I am still listed as Executive Vice President, Chief Financial Officer and Treasurer on EDC LLC's web site.  Please remove my name from this web site immediately.  As you are well aware, I have not held those positions since April 14, 2009.

I would also like to point out to you that, by virtue of the termination of my employment, I am not responsible for any actions that EDC LLC, or any of its parents, subsidiaries or affiliates, has taken or will take since I was placed on leave pending termination on April 13, 2009.

Sincerely,

Michael W. Klinger

Cc: John Houston Pope

May 1, 2009

By Electronic Mail Message

Matt Behrent
Executive Vice President, Corporate Development EDCI Holdings, Inc.
1755 Broadway, 4th Fl. New York, NY 10019

RE: EDCI Holdings, Inc. et al. v. Michael Klinger

Dear Matt:

Yesterday I received a check from EDCI for an FSA reimbursement, dated April 24, 2009.  As you can see from the enclosed copy of the check, a copy of my electronic signature appears on the check, even though it was written several days after the termination of my employment.  I am writing today to request that EDCI Holdings, Inc., and its subsidiaries and affiliates, along with any of their respective banking institutions, payroll vendors, or other agents immediately cease misappropriating my signature for unauthorized use.

Please remove my name and signature from all checks written to anyone by EDCI Holdings, Inc., and its subsidiaries and affiliates.  In addition, please take all necessary steps to ensure that all copies of my electronic signature are deleted from the electronic records of EDCI Holdings, Inc., and its subsidiaries and affiliates, along with any of their respective banking institutions, payroll vendors, or other agents.

Sincerely,

Michael W. Klinger

Enc.
Cc: John Houston Pope